Thornburg Investment Trust 485BPOS

Exhibit 99(e)(3)

THIRD SUPPLEMENT AND AMENDMENT TO

THORNBURG INVESTMENT TRUST

SECOND RESTATED DISTRIBUTION AGREEMENT

In accordance with Section 12 of the Thornburg Investment Trust Second Restated Distribution Agreement made as of November 1, 2016 between Thornburg Investment Trust and Thornburg Securities Corporation, the Second Restated Distribution Agreement is made applicable to Thornburg Emerging Markets Managed Account Fund and Thornburg Municipal Managed Account Fund effective April 1, 2023.

THORNBURG INVESTMENT TRUST

By:	/s/ Curtis Holloway

THORNBURG SECURITIES CORPORATION

By:	/s/ Nimish S. Bhatt